                              ARTICLES OF INCORPORATION
                                       OF
                               CKB, SYSTEMS, INC.

      FIRST:  The name of the corporation is CKB, SYSTEMS, INC.

      SECOND:  The purposes of the corporation are:

      (a) Primarily to engage in the specific business of the design of computer systems.

      (b) Generally to engage in the business of the design of computer base systems, manufacture, construct, fabricate, buy, sell, import, export, and otherwise deal in and with computers, computer components, computer systems and related products; and to develop patent, copyright, or otherwise protect and exploit new inventions, designs and systems in computer sciences.

      (c) To engage in any business or transaction which the Board of Directors of the corporation may from time to time authorize or approve, whether related or unrelated to the business described in Paragraphs (a) and (b) above, or to any other business then or theretofore transacted by the corporation.

      (d) To act as principal, agent, joint venturer, partner, or in any other capacity which may be authorized or approved by the Board of Directors of the corporation.

      (e) To transact business anywhere in the world.

      (f) To have and exercise all rights and powers now or hereafter granted to a corporation by law.

      The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each paragraph shall, except where otherwise expressed, not be limited or restricted by reference to or inference from the terms or provisions of any other paragraph, but shall be regarded as independent purposes and powers.

      THIRD: The principal office of the corporation for the transaction of business is in Los Angeles County, California.

      FOURTH:     (a)  The number of directors of the corporation is three
(3).

                  (b) The names and addresses of the persons appointed to act as the first directors are:

                  LAWRENCE C. CALLAWAY
                  20525 Leadwell Street
                  Canoga Park, California

                  GLEN E. KELLY
                  2290 Farnworth Street
                  Camarillo, California

                  RENEE M. BETTENBURG
                  38850 Farwell Drive, #10-D
                  Fremont, California

      FIFTH: The corporation is authorized to issue only one class of shares having a total number of 75,000 shares. The par value of each share is $1.00 and the aggregate par value of all shares is $75,000.

      SIXTH: No distinction shall exist between the shares of the corporation or the holders thereof.

      IN WITNESS WHEREOF, the undersigned, who are the incorporators and the above named first directors of this corporation, have executed these Articles of Incorporation on January 18, 1974.


                                    /s/ Lawrence C. Callaway
                                    -------------------------------------
                                    LAWRENCE C. CALLAWAY - Incorporator

                                    /s/ Glen E. Kelly
                                    -------------------------------------
                                    GLEN E. KELLY - Incorporator

                                    /s/ Renee M. Bettenburg
                                    -------------------------------------
                                    RENEE M. BETTENBURG - Incorporator

[Filed with the California Secretary of State on January 31, 1974.]

STATE OF CALIFORNIA           )
                              )
COUNTY OF LOS ANGELES         )

      On January 18, 1974, before me, FREEDA HENSON, a Notary Public in and for said State, personally appeared LAWRENCE C. CALLAWAY, GLEN E. KELLY, and RENEE
M. BETTENBURG, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

      WITNESS my hand and official seal.

                                    /s/ Freeda Henson
                                    -------------------------------------
                                    FREEDA HENSON, Notary Public for the
                                    State of California

                                    My Commission Expires:  June 27, 1976.
                                     [SEAL]

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                               CKB, SYSTEMS, INC.
                            a California corporation


      The undersigned, LAWRENCE C. CALLAWAY and F. WARDE BRAND, JR., do hereby certify:

      1. That they are, respectively, the duly elected and acting President and Secretary of CKB, SYSTEMS, INC., a California corporation, and constitute at least two-thirds of the authorized number of directors of said corporation.

      2. At a meeting of the Board of Directors of said corporation duly held at 100 Wilshire Boulevard, Santa Monica, California, on the 8th day of March, 1977, the following resolution was duly adopted and approved by at least two-thirds of the authorized number of directors of the corporation:

            RESOLVED: that Article First of the Articles of Incorporation of this corporation is hereby amended to read in full as follows:

            "FIRST:  The name of this corporation is COMPUDYNE, INC."

      3. That all of the shareholders adopted and approved said amendment by written consent of March 8, 1977. The wording of the amended article as set forth in the shareholder's written consent is the same as that set forth in the directors' resolution in Paragraph 2, of this Certificate.

      4. The total number of shares of said corporation entitled to consent to the adoption of such amendment is 300. The number of shares represented by said written consent to said amendment is 300.

                              /s/ Lawrence C. Callaway
                              --------------------------------
                              LAWRENCE C. CALLAWAY

                              /s/ F. Warde Brand, Jr.
                              --------------------------------
                               F. WARDE BRAND, JR.

[Filed with the California Secretary of State on July 18, 1977.]

      Each of the undersigned, declare, under penalty of perjury, that the matters set forth in the foregoing Certificate are true of their own knowledge.

      Executed at Santa Monica, California on July 6, 1977.

                              /s/ Lawrence C. Callaway
                              --------------------------------
                              LAWRENCE C. CALLAWAY


                              /s/ F. Warde Brand, Jr.
                              --------------------------------
                               F. WARDE BRAND, JR.

                            CERTIFICATE OF OWNERSHIP

Lawrence C. Callaway and Charanjit S. Lohara certify that:

      1. They are the President and Treasurer, respectively, of Compudyne, Inc., a California corporation.
      2. This corporation owns all of the outstanding shares of Statewide Communications Systems Incorporated, a California corporation.
      3. The Board of Directors of this corporation duly adopted the following resolution:

            "RESOLVED, that this corporation merge Statewide Communications Systems Incorporated, its wholly-owned subsidiary corporation, into itself and assume all of its obligations pursuant to Section 1110 of the California Corporations Code."

                                    /s/ Lawrence C. Callaway
                                    --------------------------------
                                    Lawrence C. Callaway

                                    /s/ Charanjit S. Lohara
                                    --------------------------------
                                    Charanjit S. Lohara

[Filed with the California Secretary of State on May 22, 1981.]

      The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge. Executed at Woodland Hills, California on May 19, 1981.

                                    /s/ Lawrence C. Callaway
                                    --------------------------------
                                    Lawrence C. Callaway

                                    /s/ Charanjit S. Lohara
                                    --------------------------------
                                    Charanjit S. Lohara

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

      Charan S. Lohara and Lawrence C. Callaway certify that:

      1) They are the Chairman of the Board and Secretary, respectively, of Compudyne, Inc., a California corporation.

      2) Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

            "The name of this corporation is Intelligent Communications Networks, Inc."

      3) Article SECOND of the Articles of Incorporation of this corporation is amended to read as follows:

            "The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code."

      4) Article FIFTH of the Articles of Incorporation of this corporation is amended to read as follows:

            "This corporation is authorized to issue only one class of shares having a total number of ten million (10,000,000) shares. Upon the amendment of this Article, each outstanding share is split into 83.854 shares.

            This corporation elects to be governed by all of the provisions of the General Corporation Law effective January 1, 1988 not otherwise applicable to it under Chapter 23 thereof."

      5) The foregoing amendments of Articles of Incorporation has been duly approved by the Board of Directors.

      6) The foregoing amendments of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 12,205.

The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

                                    /s/ Charan S. Lohara
                                    --------------------------------
                                    Charan S. Lohara
                                    Chairman of the Board

                                    /s/ Lawrence C. Callaway
                                    --------------------------------
                                    Lawrence C. Callaway
                                    Secretary

[Filed with the California Secretary of State on May 27, 1981.]

      The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

      Executed at Woodland Hills, California on May 22, 1981.

                                    /s/ Charan S. Lohara
                                    --------------------------------
                                    Charan S. Lohara

                                    /s/ Lawrence C. Callaway
                                    --------------------------------
                                    Lawrence C. Callaway

                           CERTIFICATION OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

      Charan S. Lohara and Lawrence C. Callaway certify that:

      1. They are the President and the Secretary, respectively, of INTELLIGENT COMMUNICATIONS NETWORKS, INC., a California corporation.

      2. Article FIFTH of the Articles of Incorporation is amended to read as follows:

            "FIFTH: (a) This corporation is authorized to issue two classes of shares: Common and Preferred. The number of Common shares which the corporation is authorized to issue is twenty million (20,000,000) and the number of Preferred shares which the corporation is authorized to issue is one hundred thousand (100,000). Upon the amendment of this article to read as herein set forth, each outstanding share is converted into or reconstituted as one Common share.

                  (b) The Preferred shares may be issued in any number of
            series, as determined by the board of directors. The board may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, preferences and privileges, and restrictions pertaining to any wholly unissued series. The board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding)."

      3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 7,081,774 shares of common stock. The percentage vote required in favor of the amendment was more than 50%.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

      Dated:  January 29, 1986

                                    /s/ Charan S. Lohara
                                    --------------------------------
                                    Charan S. Lohara, President

                                    /s/ Lawrence C. Callaway
                                    --------------------------------
                                    Lawrence C. Callaway, Secretary

[Filed with the California Secretary of State on February 3, 1986.]

                           CERTIFICATION OF AMENDMENT
                                       OF
                                 INCOMNET, INC.
                            a California Corporation

      Sam D. Schwartz and Stephen A. Caswell certify that:

      1. They are duly elected and acting President and Assistant Secretary, respectively, of said corporation.

      2. The Articles of Incorporation of said corporation shall be amended as follows:

      Article FIFTH: (a) is revised and amended to read in its entirety as follows:

            "FIFTH: (a) The corporation is authorized to issue two classes of shares: Common and Preferred. The number of Common shares which the corporation is authorized to issue is 20,000,000 and the number of Preferred shares which the corporation is authorized to issue is 100,000. Upon amendment of this Article FIFTH: (a), each two (2) outstanding shares of Common is reverse split and converted into one
            (1) share of Common. No fractional shares of Common will be issued to shareholders in connection with such reverse split, but in lieu thereof, the number of shares to be converted will be rounded up or down to the nearest whole number, respectively. Further, upon amendment of this Article FIFTH: (a) there shall be no effect upon Preferred shares as there are none outstanding.

      Article SEVENTH shall be added and shall read in its entirety as follows:

      "SEVENTH": The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

      Article EIGHTH shall be added and shall read in its entirety as follows:

      "EIGHTH": The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its shareholders through bylaw provisions, through agreements with the agents, or both, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code."

      3. The Foregoing amendments of the Articles of Incorporation have been duly approved by the Board of Directors.

      4. The foregoing amendments were approved by the required vote of shareholders in accordance with Section 902 of the California Corporations code. The total number of outstanding shares entitled to vote with respect to the amendments were 10,837,144. The favorable vote of a majority of such shares is required to approve the amendments and the number of such shares voting in favor of the amendments exceeded the required vote, and there are no preferred shares outstanding.

      We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

      Dated:  May 24, 1989

                                    /s/ Sam D. Schwartz
                                    ---------------------------------
                                    Sam D. Schwartz, President

                                    /s/ Stephen A. Caswell
                                    ---------------------------------
                                    Stephen A. Caswell, Asst. Secy.

[Filed with the California Secretary of State on June 1, 1989.]

                            CERTIFICATE OF AMENDMENT
                         OF ARTICLE OF INCORPORATION OF
                    INTELLIGENT COMMUNICATIONS NETWORKS, INC.


      CHARAN S. LOHARA and LAWRENCE C. CALLAWAY certify that:

            1. They are the President and the Secretary of Intelligent Communications Networks, Inc. a California corporation.

            2. Article First of the Articles of Incorporation is amended to read: "The name of this corporation is INCOMNET, Inc."

            3. The amendment herein set forth has been duly approved by the Board of Directors.

            4. The amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 7,703,519. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.

                                    /s/ Charan S. Lohara
                                    --------------------------------
                                    Charan S. Lohara, President

                                    /s/ Lawrence C. Callaway
                                    --------------------------------
                                    Lawrence C. Callaway, Secretary

[Filed with the California Secretary of State on July 30, 1996.]

      CHARAN S. LOHARA and LAWRENCE C. CALLAWAY declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.


                                    /s/ Charan S. Lohara
                                    --------------------------------
                                    Charan S. Lohara, President

                                    /s/ Lawrence C. Callaway
                                    --------------------------------
                                    Lawrence C. Callaway, Secretary